UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                1934

  Date of Report (Date earliest event reported): September 20, 2005

Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.


1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana 70113
             Telephone (504) 576-4000

1-10764      ENTERGY ARKANSAS, INC.                  71-0005900
             (an Arkansas corporation)
             425 West Capitol Avenue, 40th Floor
             Little Rock, Arkansas 72201
             Telephone (501) 377-4000

1-27031      ENTERGY GULF STATES, INC.               74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas 77701
             Telephone (409) 838-6631

1-8474       ENTERGY LOUISIANA, INC.                 72-0245590
             (a Louisiana corporation)
             4809 Jefferson Highway
             Jefferson, Louisiana 70121
             Telephone (504) 840-2734

0-320        ENTERGY MISSISSIPPI, INC.               64-0205830
             (a Mississippi corporation)
             308 East Pearl Street
             Jackson, Mississippi 39201
             Telephone (601) 368-5000

0-5807       ENTERGY NEW ORLEANS, INC.               72-0273040
             (a Louisiana corporation)
             1600 Perdido Building
             New Orleans, Louisiana 70112
             Telephone (504) 670-3674

1-9067       SYSTEM ENERGY RESOURCES, INC.           72-0752777
             (an Arkansas corporation)
             Echelon One
             1340 Echelon Parkway
             Jackson, Mississippi 39213
             Telephone (601) 368-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

   [  ]      Written  communications pursuant to Rule 425  under  the
Securities Act (17 CFR 230.425)

   [  ]      Soliciting  material pursuant to Rule 14a-12  under  the
Exchange Act (17 CFR 240.14a-12)

   [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

   [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation.

(Entergy Corporation)

     As more fully-described in its report on Form 8-K filed on June 1, 2005 and in its report on Form 10-Q for the quarterly period ended June 30, 2005, on May 25, 2005 Entergy Corporation entered into a $2 billion, 5-year bank credit facility (the "$2 Billion Facility") by and among Entergy as borrower, Citibank, N.A., as bank, LC issuing bank and administrative agent, ABN AMRO Bank N.V., as LC issuing bank and bank, and several banks party thereto. Entergy from time to time has borrowed under the facility and has also from time to time issued letters of credit against the borrowing capacity of the facility. As of September 19, 2005, amounts outstanding under the $2 Billion Facility are as follows (in millions):

                                         LETTERS      CAPACITY
  FACILITY      CAPACITY   BORROWINGS   OF CREDIT    AVAILABLE

5-Year Facility  $2,000      $995          $169         $836

Item 7.01.  Regulation FD Disclosure.

(Entergy Corporation, Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, System Energy)

     The information in this Current Report on Form 8-K under Item 7.01, including Exhibit 99 listed below, is being furnished, not filed, pursuant to Regulation FD.

     On September 20, 2005, Entergy Corporation issued a public announcement, which is attached as Exhibit 99 hereto and incorporated herein by reference.

Item 8.01.  Other Events.

(Entergy Corporation, Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, System Energy)

     Entergy announced today its preliminary estimates of storm restoration costs associated with Hurricane Katrina as well as initial estimates of the number of customers that are not able to receive electric service. Limited access to heavily flooded areas continues to hamper Entergy's ability to fully assess the extent of damage to certain portions of its infrastructure. As a result, the initial restoration estimates are subject to change. Total restoration costs for the repair and/or replacement of Entergy's electric and gas facilities damaged by Hurricane Katrina and business continuity costs are estimated to be in the range of $750 million to $1.1 billion. Restoration and business continuity cost estimates for the various utility jurisdictions affected by the storm are as follows:

Company             			       Estimated Costs
                    			    (U.S. $ in millions)
Entergy Gulf States - Louisiana jurisdiction       25-45
Entergy Louisiana    				 275-400
Entergy Mississippi             		  75-100
Entergy New Orleans          			 325-475
Other                 				   50-80
    Total           			       750-1,100

The above cost estimates do not include other potential incremental losses that cannot be estimated at this time.

     As of 9:00 p.m. CDT on September 19, Entergy had restored power to approximately 874,000 of the 1.1 million customers who lost power at the peak of the storm. Entergy expects to restore power to all those customers who can take service in the non-flooded areas of New Orleans and surrounding parishes within 2 weeks. Some customers in the most devastated areas of greater New Orleans and surrounding parishes, estimated to be in the range of 150,000 to 170,000, are unable to accept electric and gas service, and therefore cannot be restored at the current time. Restoration for many of these customers will follow major repairs or reconstruction of customer facilities, and will be contingent on validation by local authorities of habitability and electrical safety of customers' structures.

     Revenues are expected to be lower at both Entergy Louisiana and Entergy New Orleans as a result of the 150,000 to 170,000 customers that are unable to accept electric and gas service for a period of time that cannot yet be estimated. Included in this customer estimate are 115,000 to 130,000 customers located in Entergy New Orleans' service territory, with the remainder in Entergy Louisiana's service territory. The majority of these customers are residential, and the balance is primarily commercial. Average annual non-fuel revenues associated with these customers are estimated to range from $50 million to $60 million for Entergy Louisiana and $160 million to $190 million for Entergy New Orleans. Entergy's estimate of the revenue impact of customers who are currently unable to accept electric and gas service is subject to change, however, because of a range of uncertainties, in particular the timing of when individual customers will return to service.

     Entergy plans to pursue a broad range of initiatives to recover storm restoration costs and incremental losses. Initiatives include obtaining reimbursement of certain costs covered by insurance, obtaining assistance through federal legislation targeting Hurricane Katrina relief, and pursuing recovery through existing or new rate mechanisms regulated by the Federal Energy Regulatory Commission and local regulatory bodies. Entergy is unable to predict the degree of success it may have in these initiatives, the amount of restoration costs and incremental losses it may recover, or the timing of such recovery.

(Entergy New Orleans)

     Since the onset of Hurricane Katrina Entergy New Orleans' cash receipts have been significantly below normal levels due to the number of customers displaced by the storm and the extended interruptions in customers' ability to take power. Entergy New Orleans' need to make cash payments has continued, however, due to costs associated with fuel used before the hurricane outages along with recurring payments associated with fuel and purchased power contracts, in addition to storm restoration costs and other obligations.

     As disclosed in its 2004 Form 10-K, for 2005 Entergy New Orleans reported approximately $182 million in minimum purchase obligations under fuel and purchased power contracts. $97 million of that amount, or $8.1 million per month, is Entergy New Orleans' obligation under the Unit Power Sales Agreement, which governs the sale of capacity and energy from the Grand Gulf nuclear power plant. The remainder of the minimum purchase obligations are primarily from purchased power
contracts with affiliates and natural gas supply contracts.   Subject
to certain conditions, the LPSC has approved purchases by Entergy Gulf States and Entergy Louisiana of the capacity and energy that Entergy New Orleans is entitled to under the affiliate purchased power contracts, and Entergy Gulf States has petitioned the PUCT asking for similar approvals. As for Entergy New Orleans' share of the output from Grand Gulf, that capacity and energy is being sold in the short-term wholesale market at prices that should support most of the costs incurred by Entergy New Orleans for its share of Grand Gulf, although sales are not occurring during Grand Gulf's scheduled refueling outage that began on September 18. Entergy New Orleans' remaining pension plan contribution for 2005 of $6.9 million that was disclosed in its Second Quarter 2005 Form 10-Q was due on September 15, 2005, but the IRS has given permission to delay that contribution until October 31, 2005.

     As of August 31, 2005, Entergy New Orleans' cash and cash equivalents balance was $533 thousand. As described in Entergy New Orleans' 2004 Form 10-K, as updated by its Second Quarter 2005 Form 10-Q, in addition to cash on hand and cash flow from operations Entergy New Orleans had two established financing sources on hand to meet its short-term liquidity needs, a $15 million, 364-day credit facility and borrowings from Entergy's money pool. The credit facility is fully drawn at this time. Entergy New Orleans' money pool borrowings are subject to a limit on unsecured debt securities contained in its articles of incorporation. The limit is approximately $42 million at this time, and Entergy New Orleans' money pool borrowings outstanding were $21.3 million as of September 19, 2005. Because of certain near-term contracted payments for fuel and purchased power, Entergy New Orleans expects to reach its unsecured debt securities limit in the next several days.

     Various alternatives are being considered by Entergy for maintaining liquidity at Entergy New Orleans. These alternatives include open account advances to Entergy New Orleans and assigning Entergy New Orleans contracts for purchased power to other Entergy companies to reduce cash requirements at Entergy New Orleans. In addition, Entergy is evaluating the options of additional debt issuances, the expansion of short-term borrowing capacity and/or infusing equity into Entergy New Orleans. Further, Entergy New Orleans will consider filing a petition for protection under federal bankruptcy law. Entergy believes this option should be considered to determine whether it is the most appropriate course of action to protect any future investment in Entergy New Orleans and to preserve legal rights while achieving business continuity at Entergy New Orleans. Entergy cannot currently predict which options it may pursue to maintain acceptable liquidity at Entergy New Orleans given the uncertainties associated with restoration cost estimates, amounts of cost recovery and the timing of such recovery through various initiatives noted above.

In this Current Report on Form 8-K and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance.
Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, particularly at its non-utility nuclear generating facilities, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce tax payments, the effects of litigation and weather, and uncertainties associated with efforts to remediate the effects of Hurricane Katrina and recovery of costs associated with restoration including
Entergy's ability to obtain financial assistance from governmental authorities in connection with this storm.




Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

 Exhibit No.              Description

   99 Release, dated September 20, 2005, issued by Entergy Corporation

                              SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, Inc.
Entergy Gulf States, Inc.
Entergy Louisiana, Inc.
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.
System Energy Resources, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: September 20, 2005